Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin Vice President & Treasurer irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS
Announces Increase in Cash Distribution

HOUSTON, August 5, 2016 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the second quarter of 2016. Buckeye reported income from continuing operations for the second quarter of 2016 of $144.5 million compared to income from continuing operations for the second quarter of 2015 of $91.3 million. Income from continuing operations attributable to Buckeye’s unitholders was $1.07 per diluted unit for the second quarter of 2016 compared to $0.71 per diluted unit for the second quarter of 2015. The diluted weighted average number of units outstanding in the second quarter of 2016 was 131.2 million compared to 128.2 million in the second quarter of 2015.

Adjusted EBITDA (as defined below) from continuing operations for the second quarter of 2016 was $256.6 million compared to $206.5 million for the second quarter of 2015. Distributable cash flow (as defined below) from continuing operations for the second quarter of 2016 was $183.1 million compared to $144.9 million for the second quarter of 2015. Buckeye also reported distribution coverage of 1.15 times for the second quarter of 2016.

“I’m pleased to report that Buckeye Partners posted very strong results for the second quarter of 2016. These results continue to highlight the benefits of our diversified portfolio of fee-based assets,” said Clark C. Smith, Chairman, President and Chief Executive Officer. “All of our segments contributed to the improved performance over the year-ago quarter. The Global Marine Terminals segment drove significant growth, primarily attributable to the incremental contribution from the completion of the buildout at our Buckeye Texas Partners joint venture, as well as strong demand for storage services across that segment’s legacy assets. Our Domestic Pipelines & Terminals business capitalized on favorable market conditions to drive incremental transportation and throughput revenues across our pipeline and terminal system while continuing to increase utilization of segregated storage across the domestic system. Our merchant business continued to drive volumes across our system, while creating value through effective supply management.”

“We believe our second quarter performance demonstrates the success of both our commercial and operating models. Our ability to execute on investment opportunities and capitalize on favorable market conditions contributed to our record results,” continued Mr. Smith. “Our domestic business, in particular, benefited from temporary shifts in supply and pricing differentials that drove a more favorable mix of long-haul pipeline movements during the second quarter that contributed to these exceptional results. Looking forward, we believe we have a robust backlog of potential strategic capital investment opportunities across the Buckeye system that our teams are evaluating as we seek to maximize the value of our asset portfolio, while also continuing to focus on improving operational efficiencies across the organization.”

Cash Distribution. Buckeye also announced today that its general partner declared a cash distribution of $1.2125 per limited partner unit (“LP Unit”) for the quarter ended June 30, 2016. The distribution will be payable on August 22, 2016 to unitholders of record on August 15, 2016. This cash distribution represents a 4.3 percent increase over the $1.1625 per LP Unit distribution declared for the second quarter of 2015. Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call. Buckeye will host a conference call with members of executive management today, August 5, 2016, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://edge.media-server.com/m/p/8ctwdywm ten minutes prior to its start. Interested parties may participate in the call by dialing 877-870-9226. A replay will be archived and available at this link through September 5, 2016, and the replay also may be accessed by dialing 800-585-8367 and entering the conference ID 45954817.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products. Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and perform certain engineering and construction services for its customers. Additionally, Buckeye is one of the largest independent terminalling and storage operators in the United States in terms of capacity available for service. Buckeye’s terminal network comprises more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across its portfolio of pipelines, inland terminals and marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean. Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk storage and blending hubs. Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub Limited, formerly known as BORCO, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products. Buckeye’s expansion into the Gulf Coast has added another regional hub with world-class marine terminalling, storage and processing capabilities. Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals. More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash generating performance of Buckeye from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unit holders. Distributable cash flow is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.
* * * * *
This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, changes in product flows, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminalling, storage, and processing assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, and (x) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product sales	$364,326	$458,613	$749,088	$1,198,831
Transportation, storage and other services	412,796	338,170	808,628	686,052
Total revenue	777,122	796,783	1,557,716	1,884,883

Costs and expenses:
Cost of product sales	353,953	448,534	722,597	1,166,073
Operating expenses	147,718	141,339	296,804	283,704
Depreciation and amortization	63,322	55,598	124,748	109,374
General and administrative	22,185	20,293	43,416	42,911
Total costs and expenses	587,178	665,764	1,187,565	1,602,062
Operating income	189,944	131,019	370,151	282,821

Other income (expense):
Earnings from equity investments	2,470	2,446	5,558	4,580
Interest and debt expense	(47,834)	(41,975)	(95,617)	(83,684)
Other (expense) income	(108)	77	(28)	110
Total other expense, net	(45,472)	(39,452)	(90,087)	(78,994)

Income from continuing operations before taxes	144,472	91,567	280,064	203,827
Income tax benefit (expense)	27	(241)	(588)	(480)
Income from continuing operations	144,499	91,326	279,476	203,347
Loss from discontinued operations	—	—	—	(857)
Net income	144,499	91,326	279,476	202,490
Less: Net (income) loss attributable to noncontrolling interests	(4,043)	254	(7,907)	701
Net income attributable to Buckeye Partners, L.P.	$140,456	$91,580	$271,569	$203,191

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$1.08	$0.72	$2.09	$1.60
Discontinued operations	—	—	—	(0.01)
Total	$1.08	$0.72	$2.09	$1.59

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$1.07	$0.71	$2.08	$1.60
Discontinued operations	—	—	—	(0.01)
Total	$1.07	$0.71	$2.08	$1.59

Weighted average units outstanding:
Basic	130,494	127,650	130,099	127,414
Diluted	131,153	128,198	130,641	127,904

 BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Domestic Pipelines & Terminals (1)	$249,979	$224,654	$487,932	$468,225
Global Marine Terminals	169,517	124,590	339,581	245,574
Merchant Services	369,408	460,156	759,145	1,200,316
Intersegment	(11,782)	(12,617)	(28,942)	(29,232)
Total revenue	$777,122	$796,783	$1,557,716	$1,884,883

Total costs and expenses: (2)
Domestic Pipelines & Terminals	$136,406	$139,515	$272,320	$275,534
Global Marine Terminals	97,251	79,609	196,908	163,198
Merchant Services	365,303	459,257	747,279	1,192,562
Intersegment	(11,782)	(12,617)	(28,942)	(29,232)
Total costs and expenses	$587,178	$665,764	$1,187,565	$1,602,062

Depreciation and amortization:
Domestic Pipelines & Terminals	$21,838	$20,667	$41,791	$38,369
Global Marine Terminals	40,110	33,623	80,417	68,501
Merchant Services	1,374	1,308	2,540	2,504
Total depreciation and amortization	$63,322	$55,598	$124,748	$109,374

Operating income:
Domestic Pipelines & Terminals	$113,573	$85,139	$215,612	$192,691
Global Marine Terminals	72,266	44,981	142,673	82,376
Merchant Services	4,105	899	11,866	7,754
Total operating income	$189,944	$131,019	$370,151	$282,821

Adjusted EBITDA from continuing operations:
Domestic Pipelines & Terminals	$141,979	$125,013	$270,460	$255,063
Global Marine Terminals	108,382	78,705	215,005	153,123
Merchant Services	6,228	2,763	15,750	11,205
Adjusted EBITDA from continuing operations	$256,589	$206,481	$501,215	$419,391

Capital expenditures: (3)
Domestic Pipelines & Terminals	$72,116	$53,340	$127,666	$99,907
Global Marine Terminals	39,656	110,748	96,419	198,090
Merchant Services	—	302	32	417
Total capital expenditures	$111,772	$164,390	$224,117	$298,414

Summary of capital expenditures:
Maintenance capital expenditures	$29,881	$23,584	$51,447	$43,014
Expansion and cost reduction	81,891	140,806	172,670	255,400
Total capital expenditures (3)	$111,772	$164,390	$224,117	$298,414

	June 30,	December 31,
	2016	2015
Key Balance Sheet Information:
Cash and cash equivalents	$14,762	$4,881
Long-term debt, total (4)	3,738,610	3,732,824
_______________________________

(1)	Amounts include reductions in revenue of $13.5 million for the three and six months ended June 30, 2015 related to settlement of a Federal Energy Regulatory Commission (“FERC”) proceeding.

(2)	Includes depreciation and amortization.

(3)
Amounts exclude the impact of accruals. On an accrual basis, the additions to property, plant and equipment related to expansion and cost reduction projects were $86.6 million and $135.9 million for the three months ended June 30, 2016 and 2015, respectively, and $164.2 million and $260.5 million for the six months ended June 30, 2016 and 2015, respectively.

(4)	Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $365.0 million as of June 30, 2016.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA - Continued
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Domestic Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	803.1	764.1	750.2	729.7
Jet fuel	366.4	374.0	356.8	355.5
Middle distillates (1)	258.9	308.9	286.5	361.0
Other products (2)	22.4	40.6	17.3	34.1
Total throughput	1,450.8	1,487.6	1,410.8	1,480.3
Terminals:
Throughput (3)	1,278.5	1,267.0	1,227.2	1,238.9

Pipeline average tariff (cents/bbl)	86.0	82.4	85.1	83.1

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (4)	99%	96%	99%	95%

Merchant Services (in millions of gallons):
Sales volumes	260.9	247.7	613.8	672.4
_________________________
(1) Includes diesel fuel and heating oil.
(2) Includes liquefied petroleum gas, intermediate petroleum products and crude oil.
(3) Includes throughput of two underground propane storage caverns.
(4) Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 91% and 84% for the three months ended June 30, 2016 and 2015, respectively, and approximately 91% and 82% for the six months ended June 30, 2016 and 2015, respectively.

BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except coverage ratio)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

Income from continuing operations		$144,499	$91,326	$279,476	$203,347
Less: Net (income) loss attributable to noncontrolling interests		(4,043)	254	(7,907)	701
Income from continuing operations attributable to Buckeye Partners, L.P.		140,456	91,580	271,569	204,048
Add:	Interest and debt expense	47,834	41,975	95,617	83,684
	Income tax (benefit) expense	(27)	241	588	480
	Depreciation and amortization (1)	63,322	55,598	124,748	109,374
	Non-cash unit-based compensation expense	7,724	5,895	14,059	10,981
	Acquisition and transition expense (2)	48	460	170	2,860
	Litigation contingency accrual (3)	—	13,500	—	13,500
Less:	Amortization of unfavorable storage contracts (4)	(2,768)	(2,768)	(5,536)	(5,536)
Adjusted EBITDA from continuing operations		$256,589	$206,481	$501,215	$419,391
Less:	Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(43,624)	(37,760)	(87,197)	(75,253)
	Income tax benefit (expense), excluding non-cash taxes	29	(241)	(588)	(480)
	Maintenance capital expenditures (5)	(29,881)	(23,584)	(51,447)	(43,014)
Distributable cash flow from continuing operations		$183,113	$144,896	$361,983	$300,644

Distributions for coverage ratio (6)		$159,787	$149,483	$317,033	$296,568

Coverage ratio from continuing operations		1.15	0.97	1.14	1.01
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(1)
Includes 100% of the depreciation and amortization expense of $17.2 million and $10.8 million for Buckeye Texas Partners LLC for the three months ended June 30, 2016 and 2015, respectively, and $34.0 million and $22.5 million for the six months ended June 30, 2016 and 2015, respectively.

(2)	Acquisition and transition expense consists of transaction costs, costs for transitional employees, and other employee and third-party costs related to the integration of the acquired assets.

(3)	Represents reductions in revenue related to settlement of a FERC proceeding.

(4)	Represents amortization of the negative fair value allocated to certain unfavorable storage contracts acquired in connection with the BBH acquisition.

(5)	Represents expenditures that maintain the operating, safety and/or earnings capacity of our existing assets.

(6)
Represents cash distributions declared for LP Units outstanding as of each respective period.  Amount for 2016 reflects actual cash distributions paid on LP Units for the quarter ended March 31, 2016 and estimated cash distributions for LP Units for the quarter ended June 30, 2016.